FOR IMMEDIATE RELEASE	SCOTT J. DUNCAN
FX Energy, Inc.
July 2, 2013	3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106
(801) 486-5555 Fax (801) 486-5575
www.fxenergy.com

FX Energy Updates Operations in Poland

Salt Lake City, July 2, 2013 – FX Energy, Inc. (NASDAQ: FXEN), provided an update on the status of its operations in Poland.

Edge Concession

Tuchola Seismic.  The Company has started field acquisition on a 110 square kilometer 3D program in the Tuchola area of the Edge concession.  The new 3D seismic is intended to delineate the extent of the structure and help quantify reserves in the accumulation discovered by the Tuchola-3K, well announced May 21, 2013.  The Company also will use the new seismic to select locations for one or two appraisal wells to a depth of approximately 3,200 meters planned for the fourth quarter.

The existing seismic, log, sidewall core, and production test data suggest a commercial discovery of some significance, but the data are not definitive.  For example, the well test data indicate that the reservoir extends beyond the limits of the original seismic survey, but the existing seismic data do not show the extent of the closure or the thickness of the reservoir.  Also, none of the existing data provide much information about reservoir quality beyond the wellbore.  Therefore, data from the planned 3D seismic and appraisal drilling is essential in order to confirm that Tuchola-3K is a commercial discovery and prepare a reasonable estimate of its size.

“In our announcement of the Tuchola-3K discovery we noted that the test ‘raises the real possibility of opening a significant new exploration play,’” said David Pierce, FX Energy’s CEO.  “This project could be significant in terms of its size and in terms of our ability to accelerate development, as we operate and own 100% interest.  Accordingly, in order to justify a major investment in this new project area, we need to obtain sufficient data to make an accurate estimate of reserves and development requirements.  That means higher fold seismic and at least one or two appraisal wells to obtain reservoir data at other points on the structure.  We are giving this project our highest priority in light of its potential significance to the Company.”

FX Energy is the operator and owns 100% of the working interest in the Tuchola-3K well and in the four Edge concession blocks, which cover 880,000 acres or 3,567 square kilometers.

Block 246 Concession

Gorka Duchowna-1 Well.  The Company has selected a drillsite location for the Gorka Duchowna-1 well.  The well is designed as a stratigraphic test of Carboniferous sands and shales at a depth of approximately 2,500 meters in the northwest quadrant of the Block 246 concession.  Drilling operations are scheduled to start mid-third quarter.  The Carboniferous in Poland is often the source of gas produced from reservoirs in other horizons, such as the Rotliegend and lower Zechstein.  However, the Carboniferous in Poland is known to include horizons of good porosity and has the potential to serve as a producing reservoir.  Carboniferous potential in the northwest quadrant of Block 246 is supported by the proximity of the nearby Bronsko and Koscian fields, which reportedly contain approximately 1 Tcf of gas.

Frankowo Area Seismic.  The Company has started field acquisition on an 80 square kilometer 3D seismic program in the Frankowo area of the Block 246 concession.  The prospectivity of this area is indicated by data from the 2012 Frankowo-1 well, which encountered hydrocarbons and good reservoir quality in both the Rotliegend and the Main Dolomite.  The new 3D seismic is intended to help identify Rotliegend and Main Dolomite drilling targets in the southeast quadrant of the concession.  The Company plans to drill one or two wells on this new 3D seismic to assess the Rotliegend and Main Dolomite potential in the Frankowo area. Drilling is expected early in 2014, assuming prospective targets are identified.

FX Energy is the operator and owns 100% of the working interest in the Block 246 concession block, which covers 240,000 acres or 975 square kilometers.

Fences Concession

Plawce-2 Well.  The Plawce-2 well suspended operations for 4 weeks but has now resumed testing.  The suspension was to await the arrival of specialty equipment to eliminate sand from the test stream.  Testing of the three fracked intervals could take several weeks to complete.

Lisewo Production Facility.  Construction is nearing completion on the production facility and pipeline in the Lisewo area of the Fences concession.  First gas deliveries are anticipated mid-third quarter from the Lisewo-1 well.  The Komorze-3 well is anticipated to begin production late fourth quarter through the same production facility.

Lisewo-2 Well.  Drillsite preparations are underway for the Lisewo-2 well, an offset to the Lisewo-1 discovery.  Lisewo-2 targets the same Rotliegend horizon in the same structure penetrated by Lisewo-1.  The new well is intended to accelerate production from the structure.  If successful, the Lisewo-2 well is anticipated to begin producing in 2014.

Szymanowice-1 Well.  The Szymanowice-1 well is designed to test a 3D seismic defined structure immediately to the southeast of the Lisewo structure.  The well is scheduled to begin drilling late third quarter.  The Company has been authorized to act on behalf of the Operator for purposes of securing necessary permits and authorizations to assure prompt commencement of the well.  The Operator is working on approvals for 10 additional wells in the Lisewo area of the Fences concession.

The Polish Oil and Gas Company, PGNiG, is the operator and owns 51% of the working interest in the Fences concession, which covers 850,000 acres or 1,647 square kilometers; FX Energy owns 49% of the working interest.

About FX Energy

FX Energy is an independent oil and gas exploration and production company with production in the US and Poland.  The Company’s main exploration and production activity is focused on Poland’s Permian Basin where the gas-bearing Rotliegend sandstone is a direct analog to the Southern Gas Basin offshore England.  The Company trades on the NASDAQ Global Select Market under the symbol FXEN.  Website www.fxenergy.com.

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FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements.  Forward-looking statements are not guarantees.  For example, exploration, drilling, development, construction or other projects or operations may be subject to the successful completion of technical work; environmental, governmental or partner approvals; equipment availability, or other things that are or may be beyond the control of the Company.  Operations that are anticipated, planned or scheduled may be changed, delayed, take longer than expected, fail to accomplish intended results, or not take place at all.  Actual production over time may be more or less than estimates of reserves, including proved and P50 or other reserve measures.

In carrying out exploration it is necessary to identify and evaluate risks and potential rewards.  This identification and evaluation is informed by science but remains inherently uncertain.  Subsurface features that appear to be possible traps may not exist at all, may be smaller than interpreted, may not contain hydrocarbons, may not contain the quantity or quality estimated, or may have reservoir conditions that do not allow adequate recovery to render a discovery commercial or profitable.  Forward-looking statements about the size, potential or likelihood of discovery with respect to exploration targets are certainly not guarantees of discovery or of the actual presence or recoverability of hydrocarbons, or of the ability to produce in commercial or profitable quantities.  Estimates of potential typically do not take into account all the risks of drilling and completion nor do they take into account the fact that hydrocarbon volumes are never 100% recoverable.  Such estimates are part of the complex process of trying to measure and evaluate risk and reward in an uncertain industry.

Forward-looking statements are subject to risks and uncertainties outside FX Energy’s control.  Actual events or results may differ materially from the forward-looking statements.  For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy’s SEC reports or visit FX Energy’s website at www.fxenergy.com.